Exhibit 99.1

Roth CH Acquisition V Co. and Slacker Announce Expiration of Letter of Intent

October 30, 2023, Roth CH Acquisition V Co. (the “Company” or “ROCL”) announced today that the exclusivity in its letter of intent with Slacker, Inc., LiveOne’s (Nasdaq: LVO) wholly owned subsidiary (“Slacker”), has expired and the parties have mutually agreed to terminate discussions with respect to a potential transaction to acquire Slacker. As a result, ROCL is currently exploring opportunities with other potential merger candidates in order to complete its business combination.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

John Lipman, Co-CEO
Roth CH Acquisition V Co.
rothch@roth.com